UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia. At the Annual Meeting, there were present in person or by proxy 25,238,554 shares of the Company’s common stock, representing 78.43% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders (1) elected four members to the Board of Directors of the Company, (2) ratified the appointment of Crowe Horwath LLP as the Company’s independent auditor for 2015 and (3) approved the Company’s executive compensation on an advisory basis.  Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 17, 2015. The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class III directors until the annual meeting to be held in 2018:

Nominee	For	Authority Withheld	Broker Non-Votes
R. Dale Ezzell	21,612,536	272,688	3,353,330
Leo J. Hill	21,724,876	160,348	3,353,330
Jimmy D. Veal	21,611,977	273,247	3,353,330

The following director nominee was elected by a plurality vote to serve as a Class II director until the annual meeting to be held in 2017:

Nominee	For	Authority Withheld	Broker Non-Votes
William I. Bowen, Jr.	21,725,110	160,114	3,353,330

2.	Ratification of the appointment of Crowe Horwath LLP, as the Company’s independent auditor for the fiscal year ended December 31, 2015 by a vote of 25,228,218 for, 6,654 against, 3,682 abstaining and 0 broker non-votes.

3.	Approval of the Company’s executive compensation on an advisory basis by a vote of 20,679,558 for, 1,008,621 against, 197,045 abstaining and 3,353,330 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:  /s/ Dennis J. Zember Jr.

Dennis J. Zember Jr.

Executive Vice President and Chief Financial Officer

(principal accounting and financial officer)

Dated: June 2, 2015